UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2021

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Mendenhall, Suite 105 Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 406-982-7276

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FICO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of Senior Notes

On December 17, 2021, Fair Isaac Corporation (the “Company”) closed its previously announced private offering of $550 million aggregate principal amount of the Company’s additional notes (the “Additional Notes”) of the same class as the Company’s previously issued 4.000% Senior Notes due 2028 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes were issued pursuant to the Indenture dated as of December 6, 2019 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 1 dated as of December 17, 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company intends to use the net proceeds from the offering of the Additional Notes to repay certain indebtedness outstanding under its existing unsecured revolving credit facility and to pay related fees and expenses, and any excess thereof will be used for general corporate purposes.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Additional Notes. Any offers of the Additional Notes were made only by means of a private offering memorandum. The Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act. The Additional Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Indenture

The Additional Notes are the senior unsecured obligations of the Company. As of December 17, 2021, none of the Company’s subsidiaries will be guarantors and the Additional Notes will not be guaranteed. The Additional Notes will be guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s future significant domestic subsidiaries (as defined in the Indenture).

The Company will pay interest on the Additional Notes semi-annually on June 15 and December 15. Interest on the Additional Notes will accrue from December 15, 2021 at a rate of 4.000% per annum, and the first interest payment date for the Additional Notes will be June 15, 2022. The Additional Notes will mature on June 15, 2028. The Company may redeem some or all of the Additional Notes at any time prior to December 15, 2022 at a price equal to 100% of the principal amount of the Additional Notes to be redeemed, plus a make-whole premium and accrued and unpaid interest on the Additional Notes to the redemption date. Prior to December 15, 2022, the Company may also redeem up to 35% of the Additional Notes with the net proceeds from certain equity offerings at a redemption price of 104% of the principal amount of the Additional Notes to be redeemed plus accrued and unpaid interest on the Additional Notes to the redemption date. Thereafter, the Company may redeem the Additional Notes in whole or in part at a redemption price equal to the percentage of the principal amount as set forth in the Indenture.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, under certain circumstances, (i) enter into sale/leaseback transactions, (ii) sell all, or substantially all, of its assets, (iii) create or permit to exist liens on its assets, (iv) incur debt at subsidiaries or (v) effect a consolidation or merger. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of specific change of control events that result in the rating of the Additional Notes being below an investment grade rating by at least one of the rating agencies, as described in the Indenture, each noteholder will have the right to require the Company to make an offer to repurchase the Additional Notes at 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture provides for certain events of default, including, among other things, (i) failure to pay interest on any Note when due and payable if such failure continues for 30 days; (ii) failure to pay any principal of, or premium, if any, on, any Note when due and payable at maturity, upon any redemption, required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under the Indenture with respect to consolidation with or merger with or into, or sale, transfer or lease of all or substantially all of the Company’s properties and assets to, another person; (iv) the failure by the Company or any future guarantor to comply for 45 days after notice with any of its obligations in the Indenture with respect to certain change of control events, limitations on liens, limitations on sale/leaseback transactions, limitations on subsidiary debt and addition of future guarantors; (v) the failure to comply with the other obligations or agreements in the Notes or the Indenture for a period of 60 days after written notice of noncompliance has been received by the Company; (vi) failure to pay debt of the Company or any guarantor or significant subsidiary within any applicable grace period after final maturity or acceleration thereof if such amount exceeds $50.0 million; (vii) certain events of bankruptcy, insolvency or reorganization; (viii) any final judgment or decree for the payment of money that is not covered by enforceable insurance policies in excess of $50.0 million is entered against the Company or any guarantor or significant subsidiary that remains outstanding for a period of 60 consecutive days after becoming final and is not discharged, waived or stayed within 30 days after notice; or (ix) a future guarantee ceases to be in full force and effect or a guarantor denies or disaffirms its obligations under its guarantee. The events of default are subject to important exceptions and qualifications, as set forth in the Indenture.

The above description of the Indenture and the Additional Notes is a summary only and is qualified in its entirety by reference to the Indenture, Supplemental Indenture, and the form of Notes included therein, which are attached hereto as Exhibits 4.1, 4.2, and 4.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture dated as of December 6, 2019 by and between the Company and U.S. Bank National Association, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 6, 2019.)

4.2	Supplemental Indenture dated as of December 17, 2021 by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of the Company’s 4.00% Senior Notes due 2028 (included in Exhibit 4.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Corporate Secretary

Date: December 17, 2021